Exhibit 23.2

201 N, Illinois Street, Suite 700 P.O. Box 44998 Indianapolis, IN 46244-0998 317.383.4000 Fax 317.383.4200 www.bkd.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement on Form S-1 of Wolverine Bancorp, Inc. of our report dated August 19, 2010, on our audits of the consolidated financial statements of Wolverine Bank, FSB, appearing in the Prospectus, which is part of the registration Statement. We also consent to the references to our firm under the caption “Experts” in the Prospectus.

BKD, LLP

Indianapolis, Indiana

September 14, 2010